UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759
(Address of principal executive offices)

(512) 349-0300
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2013 Annual Meeting of Stockholders on June 21, 2013. The following is a summary of each matter voted upon at the 2013 Annual Meeting.

Proposal 1. Election of Directors

At the meeting, the registrant’s stockholders elected a board of directors consisting of the following four members to serve until the 2014 Annual Meeting, until their successors are elected and qualified or until their earlier death or resignation. The voting results were as follows:

	For	Withheld
Richard K. Coleman, Jr.	3,358,230	364,637
Jeffrey E. Eberwein	3,335,081	387,786
Don Pearce	3,241,653	481,214
Robert G. Pearse	3,358,005	364,862

Proposal 2. Ratification of Independent Public Accounting Firm

The registrant’s stockholders ratified the appointment of PMB Helin Donovan, LLP as the registrant’s independent registered public accounting firm for the fiscal year ending October 31, 2013. The voting results were as follows:

For	Against	Abstentions
9,139,275	30,319	2,593

Proposal 3. Issuance of Common Stock

The registrant’s stockholders approved the issuance of common stock upon conversion of registrant’s 5.0% Series F Convertible Preferred Stock, upon a potential stock dividends on the registrant’s 5.0% Series Convertible Preferred Stock and upon exercise of the registrant’s warrants issued in its March 2013 private placement. The voting results were as follows:

For	Against	Abstentions
3,596,509	110,540	15,818

Proposal 4. Approval of Executive Compensation

The registrant’s stockholders approved, on an advisory basis, the compensation of the registrant’s named executive officers as described in the proxy statement. The voting results were as follows:

For	Against	Abstentions
3,582,503	134,950	5,414

Proposal 5. Frequency of Advisory Vote on Executive Compensation

The registrant’s stockholders recommended an advisory vote on executive compensation occur once every three (3) years. The voting results were as follows:

1 year	2 years	3 years	Abstentions
1,320,485	26,281	2,261,411	114,690

There were 5,449,320 broker non-votes on Proposals 1, 3, 4 and 5.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: June 26, 2013	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer